EXHIBIT 10.66

Microsoft Corporation	Tel 425 882 8080
One Microsoft Way	Fax 425 936 7329
Redmond, WA 98052-6399	http://www.microsoft.com/

February 11, 2004
[GRAPHIC]
Patricia Montalvo Timm
VP, Corporate Governance and
Assistant Corporate Secretary
Borland Software Corporation
100 Enterprise Way
Scotts Valley, CA 95066-3249

Re: Extension of the Microsoft Corporation Open Tools License Agreement

Dear Patricia,

Microsoft Corporation (“Microsoft”) and Borland Software Corporation (then Inprise Corporation) (“Borland”) entered into the Microsoft Corporation Open Tools License Agreement effective as of March 2, 1999 as amended on June 2, 1999 (“Agreement”). The Agreement is scheduled to expire on March 2, 2004.

Pursuant to this letter agreement, Microsoft and Borland agree to extend the term of the Agreement until May 2, 2004. Neither party will be obligated to make any payments to the other party as a result of this extension, and neither Microsoft nor Borland shall have any obligation to extend the term of the Agreement beyond May 2, 2004.

Please signify Borland’s agreement to the terms of this letter by countersigning where indicated below.

Best Regards,

/s/ David Treadwell

David Treadwell General Manager .NET Developer Platform

ACKNOWLEDGED AND AGREED TO BY BORLAND:

/s/ Patricia Montalvo Timm

By:

Patricia Montalvo Timm
Name:

VP, Corporate Governance
Title:

2/6/04
Date:

Microsoft Corporation is an equal opportunity employer.